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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Stock Plan of Superconductor Technologies Inc. of our report dated February 19, 1999, except as to Note 12 which is as of March 26, 1999, appearing on page 29 of the Annual Report on Form 10-K for the year ended December 31, 1998.

PRICEWATERHOUSECOOPERS LLP

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
November 2, 1999